EXHIBIT 99.1

News Release	Devon Energy Corporation
20 North Broadway
Oklahoma City, OK 73102-8260

Investor Contact	Zack Hager	405 552 4526
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY REPORTS FIRST-QUARTER 2009 RESULTS
OKLAHOMA CITY — May 6, 2009 — Devon Energy Corporation (NYSE:DVN) today reported a net loss of $4.0 billion for the quarter ended March 31, 2009, or $8.92 per common share ($8.92 per diluted common share). A $4.2 billion non-cash, after-tax reduction in the carrying value of oil and gas properties led to the quarterly net loss. In the first quarter of 2008, Devon reported net earnings of $749 million, or $1.68 per common share ($1.66 per diluted common share).
Earnings 48 Cents per Share Excluding Items Not Estimated by Analysts
Devon’s first-quarter 2009 financial results were impacted by certain items securities analysts typically exclude from their published estimates. The most significant of these items was a $4.2 billion after-tax reduction in the carrying value of oil and gas properties. Excluding the reduction in carrying value of oil and gas properties and other adjusting items, Devon earned $216 million or 48 cents per diluted common share in the first quarter of 2009. The adjusting items are discussed in more detail later in this news release.
The non-cash charge resulted from application of the ceiling test as prescribed by the Securities and Exchange Commission (SEC) for companies that follow the full-cost method of accounting. Under the full-cost method of accounting, a company’s net book value of its oil and gas properties, less related deferred income taxes, may not exceed a calculated “ceiling.” The test is performed separately for each country in which the company operates. The ceiling is the estimated after-tax stream of future net revenues from proved oil and gas properties, discounted at 10 percent per year using costs and prices held flat, plus the cost of unevaluated properties. Any excess is written off as a non-cash expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the ceiling. Full-cost companies must use the prices in effect at the end of each accounting quarter to calculate the ceiling value of reserves. Future net revenues are calculated assuming continuation of prices and costs in effect at the time of the calculation, except for changes that are fixed and determinable by existing contracts. Although the SEC recently modified its rules applicable to the ceiling test, the new rules do not take effect until year-end 2009.
Production Growth Offset by Lower Realized Prices
Combined oil, gas and natural gas liquids production averaged 685 thousand oil-equivalent barrels (Boe) per day in the first quarter of 2009. This was a seven percent increase in production compared with the first quarter of 2008. The production growth was concentrated in onshore fields within the United States and Canada.
Although production increased, sales of oil, gas and natural gas liquids decreased 53 percent to $1.5 billion in the first quarter of 2009. Significantly lower prices for all three products more than offset the quarter-over-quarter increase in oil-equivalent production.
Devon’s realized price for natural gas decreased 49 percent in the first quarter of 2009, to $3.73 per thousand cubic feet. This compares with $7.31 per thousand cubic feet in the first quarter of 2008. Devon’s average realized oil price decreased 62 percent to $33.61 per barrel in the first quarter of 2009 compared with $88.23 per barrel in the prior-year period. Devon’s realized natural gas liquids price decreased 61 percent to $18.60 per barrel from $47.40 per barrel in the first quarter of 2008.

Operating Highlights Show Production Gains
Devon drilled 451 wells in the first quarter of 2009 compared with 646 wells it drilled in the first quarter of 2008. The company has reduced drilling activity and related capital expenditures in response to declines in natural gas and oil prices. Despite the reduced level of drilling, Devon achieved several notable operational accomplishments in the first quarter:
•	Devon increased its net production from the Barnett Shale field in north Texas to an all-time high of 1.2 billion cubic feet of gas equivalent per day. The company is by far the largest producer in the Barnett.

•	The company increased its net production in the Arkoma-Woodford Shale in eastern Oklahoma to 86 million cubic feet of gas equivalent per day.

•	In its emerging Cana-Woodford Shale play in western Oklahoma, Devon established production from nine wells in the first quarter with an average initial production rate of 4.3 million cubic feet of gas per day.

•	At Groesbeck in east Texas, Devon drilled two high-volume wells in the Nan-Su-Gail field in the first quarter. The Neal B 14H (93 percent working interest) had initial production of 23 million cubic feet of gas per day. The Hill 17H (100 percent working interest) initiated production at 19 million cubic feet of gas per day.

•	In the Powder River Basin in Wyoming, Devon’s net production reached an all-time high of 114 million cubic feet of gas per day.

•	In Canada, Devon began injecting steam into the final pair of wells at its Jackfish oil sands project in March. All 24 well-pairs are now operational.

•	Jackfish production reached 28,000 barrels of oil per day in March. The company expects Jackfish to reach its design capacity of 35,000 barrels of oil per day in the second or third quarter of 2009.
Marketing and Midstream Profit Declines with Prices
Marketing and midstream operating profit was $142 million in the first quarter of 2009. This was an 18 percent decrease compared with the first quarter of 2008. The decrease was largely attributable to lower natural gas and natural gas liquids prices.
Costs Begin Improving
First-quarter 2009 expenses in most categories decreased in comparison to the first quarter of 2008. Unit lease operating expenses (LOE) decreased by two percent to $8.50 per Boe in the first quarter of 2009. The decrease in unit LOE primarily reflects lower Canadian exchange rates.
Production taxes declined 68 percent to $42 million in the first quarter of 2009 compared with the first quarter of 2008. The decline in production taxes tracks the first-quarter decline in oil and natural gas sales.
Depreciation, depletion and amortization (DD&A) of oil and gas properties decreased 19 percent to $599 million in the first quarter of 2009. Unit DD&A decreased 23 percent to $9.72 per Boe compared with the first quarter of 2008.
First-quarter 2009 general and administrative expenses (G&A) increased 12 percent to $166 million compared with the first quarter of 2008. The company expects G&A to trend down for the remainder of the year.
Interest expense for the first quarter of 2009 decreased to $83 million. This 19 percent decrease compared with the first quarter of 2008 reflects decreased long-term debt levels and lower interest rates.
Retaining Balance Sheet Strength and Liquidity
Devon’s net debt to adjusted capitalization ratio was 34 percent at March 31, 2009. Cash on hand at quarter-end was $397 million and unused credit facilities totaled over $2.3 billion. First-quarter 2009 cash flow before balance sheet changes totaled $988 million. The company funded $1.5 billion of capital expenditures and paid common dividends of $70 million in the first quarter of 2009. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the first quarter of 2009 were as follows:
•	An unrealized gain on oil and natural gas derivative instruments increased first-quarter earnings by $36 million pre-tax ($23 million after tax).
•	A change in fair value of other financial instruments decreased first-quarter earnings by $11 million pre-tax ($8 million after tax).
•	A reduction in the carrying value of oil and gas properties decreased first-quarter earnings by $6.5 billion pre-tax ($4.2 billion after tax).
The following tables summarize the effects of these items on first-quarter earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts — First Quarter 2009

	Pre-tax				After tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
(in millions)	Effect	Current	Deferred	Total	Effect	Changes Effect

Unrealized gain on oil and gas derivative instruments	$36	—	13	13	23	—
Change in fair value of other financial instruments	(11)	—	(3)	(3)	(8)	—
Reduction in the carrying value of oil and gas properties	(6,516)	—	(2,326)	(2,326)	(4,190)	—

Totals	$(6,491)	—	(2,316)	(2,316)	(4,175)	—

In aggregate, these items decreased first-quarter 2009 net earnings by $4.2 billion, or $9.41 per common share ($9.40 per diluted share).
Conference Call to be Webcast Today
Devon will discuss its first-quarter 2009 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. This release may contain certain terms, such as resource potential, reserve potential, probable reserves, possible reserves and exploration target size. The SEC guidelines strictly prohibit us from including these terms in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, File No. 001-32318, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION (net of royalties)
Excludes discontinued operations

	Quarter Ended
	March 31,
	2009	2008

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	181.1	152.6
U.S. Offshore	10.7	18.3

Total U.S.	191.8	170.9
Canada	52.7	51.6
International	0.3	0.5

Total Natural Gas	244.8	223.0

Oil (MMBbls)
U.S. Onshore	3.0	2.8
U.S. Offshore	1.1	1.8

Total U.S.	4.1	4.6
Canada	6.3	4.7
International	3.1	4.9

Total Oil	13.5	14.2

Natural Gas Liquids (MMBbls)
U.S. Onshore	6.2	5.8
U.S. Offshore	0.2	0.2

Total U.S.	6.4	6.0
Canada	0.9	1.0
International	—	—

Total Natural Gas Liquids	7.3	7.0

Oil Equivalent (MMBoe)
U.S. Onshore	39.3	34.0
U.S. Offshore	3.1	5.0

Total U.S.	42.4	39.0
Canada	16.1	14.3
International	3.1	5.0

Total Oil Equivalent	61.6	58.3

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	2,011.7	1,676.4
U.S. Offshore	119.4	201.2

Total U.S.	2,131.1	1,877.6
Canada	585.5	567.4
International	3.4	6.0

Total Natural Gas	2,720.0	2,451.0

Oil (MBbls)
U.S. Onshore	33.0	30.9
U.S. Offshore	12.1	19.9

Total U.S.	45.1	50.8
Canada	70.5	51.4
International	34.4	53.4

Total Oil	150.0	155.6

Natural Gas Liquids (MBbls)
U.S. Onshore	68.7	63.4
U.S. Offshore	2.4	1.9

Total U.S.	71.1	65.3
Canada	10.5	10.9
International	—	—

Total Natural Gas Liquids	81.6	76.2

Oil Equivalent (MBoe)
U.S. Onshore	437.0	373.7
U.S. Offshore	34.4	55.3

Total U.S.	471.4	429.0
Canada	178.5	156.9
International	35.0	54.4

Total Oil Equivalent	684.9	640.3

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
BENCHMARK PRICES
(average prices)

	Quarter Ended
	March 31,
	2009	2008

Natural Gas ($/Mcf) — Henry Hub	$4.91	$8.03
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$43.18	$97.67

REALIZED PRICES
(excludes the effects of unrealized gains and losses from hedging)

	Oil	Gas	NGLs	Total
Quarter Ended March 31, 2009	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$34.88	$3.43	$17.43	$21.16
U.S. Offshore	$42.38	$5.15	$20.48	$34.21
Total U.S.	$36.89	$3.53	$17.53	$22.11
Canada	$27.89	$4.48	$25.85	$27.21
International	$41.00	$3.47	$—	$40.68

Realized price without hedges	$33.61	$3.73	$18.60	$24.39
Cash settlements	$—	$0.48	$—	$1.91

Realized price, including cash settlements	$33.61	$4.21	$18.60	$26.30

	Oil	Gas	NGLs	Total
Quarter Ended March 31, 2008	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$93.61	$7.05	$44.72	$46.97
U.S. Offshore	$98.95	$8.78	$49.65	$69.23
Total U.S.	$95.70	$7.24	$44.86	$49.84
Canada	$72.68	$7.53	$62.67	$55.42
International	$96.08	$8.41	$—	$95.24

Realized price without hedges	$88.23	$7.31	$47.40	$55.07
Cash settlements	$—	$(0.04)	$—	$(0.14)

Realized price, including cash settlements	$88.23	$7.27	$47.40	$54.93

CAPITAL EXPENDITURES (in millions)

Quarter Ended March 31, 2009	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$26	83	50	40	$199
Development	721	119	230	17	1,087

Exploration and development capital	$747	202	280	57	$1,286
Capitalized G&A					104
Capitalized interest					25
Discontinued operations					21
Midstream capital					87
Other capital					20

Total Capital Expenditures					$1,543

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended
	March 31,
(in millions, except per share data)	2009	2008

Revenues

Oil sales	$454	$1,250
Gas sales	913	1,630
NGL sales	136	328
Net gain (loss) on oil and gas derivative financial instruments	154	(788)
Marketing and midstream revenues	371	555

Total revenues	2,028	2,975

Expenses and other income, net

Lease operating expenses	524	506
Production taxes	42	134
Marketing and midstream operating costs and expenses	229	382
Depreciation, depletion and amortization of oil and gas properties	599	737
Depreciation and amortization of non-oil and gas properties	70	57
Accretion of asset retirement obligation	24	22
General and administrative expenses	166	148
Interest expense	83	102
Change in fair value of other financial instruments	(5)	16
Reduction of carrying value of oil and gas properties	6,516	—
Other expense (income), net	7	(21)

Total expenses and other income, net	8,255	2,083

(Loss) earnings from continuing operations before income taxes	(6,227)	892

Income tax (benefit) expense

Current	2	103
Deferred	(2,271)	138

Total income tax (benefit) expense	(2,269)	241

(Loss) earnings from continuing operations	(3,958)	651

Discontinued operations

(Loss) earnings from discontinued operations before income taxes	(1)	189
Income tax expense	—	91

(Loss) earnings from discontinuing operations	(1)	98

Net (loss) earnings	(3,959)	749
Preferred stock dividends	—	2

Net (loss) earnings applicable to common stockholders	$(3,959)	$747

Basic net (loss) earnings per share
(Loss) earnings from continuing operations	$(8.92)	$1.46
Earnings from discontinued operations	$—	$0.22

Net (loss) earnings	$(8.92)	$1.68

Diluted net (loss) earnings per share
(Loss) earnings from continuing operations	$(8.92)	$1.44
Earnings from discontinued operations	$—	$0.22

Net (loss) earnings	$(8.92)	$1.66

Weighted average common shares outstanding
Basic	444	445
Diluted	444	449

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in millions)	2009	2008
		(Audited)

Assets

Current assets

Cash and cash equivalents	$397	$379
Accounts receivable	1,221	1,412
Income taxes receivable	106	334
Derivative financial instruments, at fair value	327	282
Other current assets	325	277

Total current assets	2,376	2,684

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($4,186 and $4,540 excluded from amortization in 2009 and 2008, respectively)	56,784	55,657
Less accumulated depreciation, depletion and amortization	39,568	32,683

Property and equipment, net	17,216	22,974

Goodwill	5,509	5,579
Other long-term assets, including $177 million and $199 million at fair value in 2009 and 2008, respectively	622	671

Total Assets	$25,723	$31,908

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,261	$1,819
Revenues and royalties due to others	373	496
Short-term debt	1,073	180
Current portion of asset retirement obligation, at fair value	157	138
Accrued expenses and other current liabilities	370	502

Total current liabilities	3,234	3,135

Long-term debt	5,851	5,661
Asset retirement obligation, at fair value	1,340	1,347
Other long-term liabilities	992	1,026
Deferred income taxes	1,364	3,679

Stockholders’ equity

Common stock	44	44
Additional paid-in capital	6,310	6,257
Retained earnings	6,347	10,376
Accumulated other comprehensive income	241	383

Total Stockholders’ Equity	12,942	17,060

Total Liabilities and Stockholders’ Equity	$25,723	$31,908

Common Shares Outstanding	444	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Quarter Ended March 31,
(in millions)	2009	2008

Cash Flows From Operating Activities

Net (loss) earnings	$(3,959)	$749
Loss (earnings) from discontinued operations, net of tax	1	(98)
Adjustments to reconcile (loss) earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	669	794
Deferred income tax (benefit) expense	(2,271)	138
Reduction of carrying value of oil and gas properties	6,516	—
Net unrealized (gain) loss on oil and gas derivative financial instruments	(36)	780
Other noncash charges	68	74
Net decrease (increase) in working capital	83	(377)
Decrease (increase) in long-term other assets	2	(11)
(Decrease) increase in long-term other liabilities	(31)	21

Cash provided by operating activities — continuing operations	1,042	2,070
Cash provided by operating activities — discontinued operations	5	185

Net cash provided by operating activities	$1,047	$2,255

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	1	105
Capital expenditures	(2,019)	(1,862)
Purchases of short-term investments	—	(50)
Sales of long-term and short-term investments	2	270

Cash used in investing activities — continuing operations	(2,016)	(1,537)
Cash used in investing activities — discontinued operations	(14)	(24)

Net cash used in investing activities	$(2,030)	$(1,561)

Cash Flows From Financing Activities

Debt issuance	1,187	—
Credit facility repayments	—	(1,450)
Credit facility borrowings	—	920
Net commercial paper (repayments) borrowings	(111)	442
Debt repayments	(1)	(41)
Proceeds from stock option exercises	4	74
Repurchases of common stock	—	(64)
Dividends paid on common and preferred stock	(70)	(73)
Excess tax benefits related to share-based compensation	2	27

Net cash provided by (used in) financing activities	$1,011	$(165)

Effect of exchange rate changes on cash	(11)	(19)

Net increase in cash and cash equivalents	17	510
Cash and cash equivalents at beginning of period (including assets held for sale)	384	1,373

Cash and cash equivalents at end of period (including assets held for sale)	$401	$1,883

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Quarter Ended
	March 31,
	2009	2008

Exploration Wells Drilled

U.S.	7	9
Canada	22	51
International	1	6

Total	30	66

Exploration Wells Success Rate

U.S.	86%	56%
Canada	100%	96%
International	0%	0%

Total	93%	82%

Development Wells Drilled

U.S.	294	372
Canada	121	198
International	6	10

Total	421	580

Development Wells Success Rate

U.S.	99%	98%
Canada	98%	100%
International	100%	90%

Total	99%	99%

Total Wells Drilled

U.S.	301	381
Canada	143	249
International	7	16

Total	451	646

Total Wells Success Rate

U.S.	98%	97%
Canada	99%	99%
International	86%	56%

Total	98%	97%

COMPANY OPERATED RIGS

	Quarter Ended
	March 31,
	2009	2008

Number of Company Operated Rigs Running

U.S.	26	72
Canada	2	2
International	2	2

Total	30	76

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION

	Quarter Ended
	March 31,
(in millions)	2009	2008

Net Cash Provided By Operating Activities (GAAP)	$1,047	$2,255

Changes in assets and liabilities — continuing operations	(54)	367
Changes in assets and liabilities — discontinued operations	(5)	(63)

Cash flow before balance sheet changes (Non-GAAP)	$988	$2,559

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash and cash equivalents. Devon believes that because cash can be used to repay indebtedness, netting cash and cash equivalents against debt provides a clearer picture of the future demands on cash to repay debt.
RECONCILIATION TO GAAP INFORMATION

	March 31,
(in millions)	2009	2008

Total debt (GAAP)	$6,924	$7,817
Adjustments:
Cash and cash equivalents	397	1,898

Net Debt (Non-GAAP)	$6,527	$5,919

Total debt	$6,924	$7,817
Stockholders’ equity	12,942	22,398

Total Capitalization (GAAP)	$19,866	$30,215

Net debt	$6,527	$5,919
Stockholders’ equity	12,942	22,398

Adjusted Capitalization (Non-GAAP)	$19,469	$28,317